UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date Earliest Event reported):
January 25, 2024

Grocery Outlet Holding Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-38950	47-1874201
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5650 Hollis Street, Emeryville, California		94608
(Address of principal executive offices)		(Zip Code)
(510) 845-1999
(Registrant's telephone number, including area code)
___________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001 per share	GO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 25, 2024, Grocery Outlet Holding Corp. (the "Company" or "Grocery Outlet") issued a press release announcing the appointment of Ramesh Chikkala as the Company's Executive Vice President and Chief Operations Officer, effective January 22, 2024. In this newly created position, Mr. Chikkala will report to Robert J. Sheedy, Jr., the Company's President and Chief Executive Officer.
Mr. Chikkala, age 59, previously served as a senior advisor to the operations, supply chain, and technology practices at A.T. Kearney, Inc., a global management consulting firm, from August 2019 to January 2024. From July 2006 to July 2019, Mr. Chikkala held several roles of increasing responsibility at Walmart Inc., a global omnichannel retailer, including as Senior Vice President, Global Supply Chain (Omnichannel) and Food Manufacturing (April 2013 to July 2019), Senior Vice President, Information Technology (January 2009 to March 2013), and Vice President, Information Technology (July 2006 to December 2008). In addition, he also held senior operations and supply chain roles at retailers including Family Dollar Stores, Inc. (2001 to 2006), Gap, Inc. (1997 to 2001) and Food Lion, LLC (1995 to 1996).
Mr. Chikkala currently serves as a Board director and member of the Audit Committee of Hibbett, Inc. (Nasdaq: HIBB), an athletic-inspired fashion retailer, since May 2022, and on an advisory board for Vorto, an AI-enabled autonomous supply chain platform, since April 2023. Previously he served as adjunct faculty at the Belk School of Business at the University of North Carolina at Charlotte from August 2019 to December 2023, where he taught the core operations management course Mr. Chikkala holds a Master of Science degree in Industrial and Systems Engineering from Ohio University, a Master of Business Administration degree from the University of Mumbai (India), and a Bachelor of Science in Electrical Engineering degree from Osmania University (India).
In connection with his appointment, Mr. Chikkala will:
•receive an annual base salary of $500,000;
•be eligible to receive an annual cash bonus (with a target bonus of 60% of his base salary);
•be eligible to receive (i) annual equity grants under the Company's 2019 Incentive Plan (with a target grant value of 200% of his base salary, with 60% and 40% of the total equity grant value to be issued in performance stock units and restricted stock units ("RSUs"), respectively), and (ii) an additional new hire grant of RSUs with a grant value of $250,000, in each case as determined and approved by the Board or a committee thereof. All equity grants will be subject to the terms of the Company's 2019 Incentive Plan and the applicable award agreement; and
•receive reimbursement of up to $6,000 per month for housing.
Mr. Chikkala's base salary, annual cash bonus and annual equity grants will all be prorated from the day he commences employment. In addition, Mr. Chikkala will participate in the Company's Executive Severance Plan. The Company and Mr. Chikkala will also enter into the Company's standard Indemnification Agreement.
Item 7.01 Regulation FD Disclosure.
On January 25, 2024, the Company issued a press release announcing Mr. Chikkala's appointment to the newly created role of Executive Vice President and Chief Operations Officer of the Company, effective January 22, 2024. A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.
The information in Item 7.01 of this current report on Form 8-K (including Exhibit 99.1 furnished herewith) shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated January 25, 2024, entitled "Grocery Outlet Appoints Ramesh Chikkala to Newly Created EVP, Chief Operations Officer Role"
104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Grocery Outlet Holding Corp.

Date:	January 25, 2024	By:	/s/ Luke D. Thompson
		Name:	Luke D. Thompson
		Title:	Senior Vice President, General
Counsel and Secretary